ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the "**Agreement**") is made this 31st day of July, 2020 (the "**Effective Date**") by and between **Success Entertainment Group International, Inc. a/k/a Renavotio, Inc.** ("**Company**"), a Nevada corporation, with its principal place of business at 215 North Jefferson Street, Ossian, IN 46777 and Joe Abrams as the trustee for the Joseph W Abrams and Patricia G Abrams Family Trust (the "**Advisor**"), located at 1858 Pleasantville Road, Suite 110, Briarcliff Manor, NY 10510.

RECITALS

WHEREAS, the Company desires to retain the Advisor to provide certain advisory services as hereinafter set forth.

WHEREAS, the Advisor desires to provide certain advisory to the Company in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **Advisory Services**. During the Term of this Agreement, the Advisor is hereby retained by the Company on a non-exclusive basis to provide strategic advisory services (the "**Services**") to the Company as set forth on Exhibit "A". For the avoidance of doubt, any reference to Advisor or its affiliates by the Company or its affiliates, or any use of Advisor's or its affiliates' brand, name, use or likeness shall be subject to the prior written approval of Advisor (which may be withheld in its sole discretion).

2. **Term; Termination**. The Term of this Agreement shall commence on the Effective Date and last for the fiscal year 2020 and 2021. Either party may terminate this Agreement in the event that the other party breaches or fails to perform any of its material obligations under this Agreement, or otherwise defaults in any of its material obligations under this Agreement, and such failure or default continues uncured for a period of thirty (30) days following written notice from the non-defaulting party (or if such breach, failure or default is not reasonably capable of cure without cost or liability to the non-breaching party, then termination shall be effective immediately upon delivery of notice).

3. **Compensation.**

(a) As full and complete compensation for the Services, the Company shall compensate the Advisor as set forth on Exhibits "A" and "B". The Compensation Shares (as defined on Exhibit A) shall be deemed earned upon the execution of this Agreement by all parties. In the event of early termination of this Agreement pursuant to Section 2 hereof or for any reason, Advisor will not be required to return any of the Compensation Shares. If Advisor and the Company are required to report the issuance of the Compensation Shares to any third party governmental or regulatory authority, the parties shall consult and mutually agree upon a consistent reporting position.

(b) The Compensation Shares are "restricted securities" as that term is defined in the Securities Act of 1933, as amended (the "**Securities Act**"). The Advisor has such knowledge and experience in financial, investment and business matters that he is capable of evaluating the merits and risks of the investment in the Compensation Shares and represents that he (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of such securities; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive. The Compensation Shares are being acquired by the Advisor solely for his account for personal investment and not with a view to, or for resale in connection with, any distribution. The Advisor does not intend to dispose of all or any part of the Compensation Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the

Compensation Shares are being issued pursuant to a specific exemption under the provisions of the Securities Act, which exemption depends, among other things, upon the compliance with the provisions of the Securities Act.

4. **Amendment or Assignment.** No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought. This Agreement is not assignable by the Advisor without the prior written consent of the Company; provided, that for the avoidance of doubt, assignment by Advisor of one or more advisory services to his employees or affiliates shall not constitute a violation of this Agreement.

5. **Confidentiality.** In connection with the performance of the Services contemplated by this Agreement, the Advisor and his affiliates may gain access to Confidential Information (as hereinafter defined) of the Company. Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and must be marked confidential or proprietary, or bear a marking of like import, or which the Company states to be confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Advisor. No rights or licenses to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Advisor.

6. **Indemnity.**

(a) The Company shall indemnify, defend, and hold Advisor and his affiliates harmless, at Company's own expense, from and against any and all losses, liability, obligations, damages, third-party claims, demands, causes of action, costs and expenses of whatever form or nature (each a "**Claim**" and collectively, "**Claims**"), including reasonable outside attorney's fees and other costs of legal defense, arising out of or related to: (i) the Advisor's rendering of Services under this Agreement; (ii) an actual or alleged breach of any of the representations, warranties or covenants of this Agreement by the Company; (iii) Company's negligence, willful misconduct, or willful misrepresentation; or (iv) any other act or omission by or attributable to Company in connection with this Agreement except to extent such indemnity is prohibited by law. Company shall give prompt written notice to the Advisor of any proposed settlement of any Claim. Company may not, without the Advisor's prior written consent, settle or compromise any claim or consent to the entry of any judgment regarding which indemnification is being sought hereunder unless such settlement, compromise or consent: (X) includes an unconditional release of the Advisor from all liability arising out of such claim; (Y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Advisor; and (Z) does not contain any equitable order, judgment or term (other than the fact of payment or the amount of such payment) that in any manner affects, restrains or interferes with the business of the Advisor. Provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of gross negligence, willful misconduct or fraud of the Advisor, or a material breach of the Advisor's representations and warranties hereunder.

(b) **Exculpation**: Notwithstanding anything to the contrary herein, the Advisor shall, to the greatest extent permitted by law at the time this clause is construed, be exculpated from any liability whatsoever for any alleged abuse of discretion, tort, breach of fiduciary duty and/or breach of trust caused by any act or omission in connection with this Agreement. As a consequence, the Advisor shall under no circumstances ever be held personally liable to any other person, firm or corporation for any damages directly or indirectly arising out of any act or omission committed in connection with this Agreement. This exculpation shall not, however, protect the Advisor from any liability for a breach of trust committed intentionally or in bad faith. Even if this Section 6(b) shall not protect the Advisor due to the foregoing sentence, in no event shall the Advisor ever be liable for any punitive or exemplary damages for any act or omission committed in connection with this Agreement hereunder regardless of whether such act or omission constituted an act committed intentionally or in bad faith.

7. **No Guarantee.** The Parties hereto acknowledge and agree that the Company cannot guarantee any specific results from the Services provided in Exhibit A.

8. **Entire Agreement.** This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

9. **Survival**. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

10. **Severability**. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

11. **Governing Law**. This Agreement shall become valid when executed and accepted by Company. This Agreement shall be construed in accordance with the laws of the State of New York, without an application of the principles of conflicts of laws. Anything in this Agreement to the contrary notwithstanding, the Advisor shall conduct the Advisor's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Advisor is located.

12. **Binding Nature, No Third Party Beneficiary**. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

13. **Counterparts**. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement, effective as of the Effective Date.

THE COMPANY
Success Entertainment Group International, Inc.

By: ______________________________
William Robinson, President & CEO

THE ADVISOR
Joe Abrams, Trustee for the Joseph W and Patricia G Abrams Family Trust

By: Joseph Abrams, TTEE
Joe Abrams - Trustee

EXHIBIT A

I. Advisory Services

Advisor will provide strategic advisory services from time to time based on his availability. Advisor, at his sole discretion, may provide strategic advisory services to help the Company in the following areas:

- Identify strategic growth areas
- Make strategic introductions to potential business development partners
- Help in defining sales opportunities for Company's products and services
- Help identify potential M&A candidates, due diligence, and negotiations
- Help with potential exit strategies
- Advise management on any additional operational or strategic decisions
- Serve for the term period on the Advisory Board

II. Compensation

Advisor shall be compensated for the Advisory Services (also referred to herein as the "Services") described in Section I. of this Exhibit A payable through the issuance of 4,300,000 Company's Series C Preferred shares (the "**Compensation Shares**") issued at $0.0001 which are convertible at $0.07. The Compensation Shares shall be deemed paid in full and earned completely on the Effective Date. The rights and preferences for the Series C Preferred shares are set forth on Exhibit B attached hereto.

Exhibit B

Rights and Preferences for Series C Preferred Shares